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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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☐	Definitive Proxy Statement
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☒	Soliciting Material Pursuant to §240.14a-12
JNI Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Filed by JNI Corporation
Pursuant to Rule 14a-12
Under the Securities Exchange Act of 1934
Subject Company: JNI Corporation
Commission File No. 0-27755

The following is the text of a press release issued by JNI Corporation on October 22, 2003:

Contacts:

Investor Relations Contact
Paul Kim
858-523-7245
 pkim@jni.com

JNI Corporation Reports Financial Results for Third Quarter 2003

        San Diego, October 22, 2003—JNI® Corporation (Nasdaq: JNIC), a leading provider of enterprise storage connectivity products, today announced financial results for the third quarter ended September 30, 2003.

Third Quarter Operating Results

        Third quarter 2003 net revenues were $6.0 million, compared to net revenues of $7.1 million for the third quarter 2002, and compared to net revenues of $5.8 million for the second quarter 2003.

        JNI's loss for the third quarter of 2003 was $8.5 million, or $0.31 per share, compared to a loss of $6.0 million, or $0.22 per share, for the third quarter of 2002 and compared to a loss of $6.6 million, or $0.25 per share, in the second quarter 2003.

        Third quarter 2003 operating expenses were $11.5 million, compared to $9.9 million in the third quarter of 2002 and $10.4 million for the second quarter of 2003. Operating expenses for the third quarter of 2003 include costs totaling $1.8 million incurred in connection with its proposed merger with Applied Micro Circuits Corporation (Nasdaq:AMCC). These costs and expenses have been recorded in general and administrative expenses. This transaction remains subject to various conditions and approval by the stockholders of JNI. JNI has scheduled a special stockholder meeting on October 28, 2003 to obtain stockholder approval of the merger.

Balance Sheet Highlights

        As of September 30, 2003, cash and investments totaled $86.5 million, a decrease of $3.6 million from the previous quarter's balance of $90.1 million.

Certain Litigation

        As disclosed in JNI's proxy statement filed September 23, 2003, an alleged stockholder of JNI, Ali Bemanian, filed an alleged class action suit on behalf of all stockholders of JNI against the members of JNI's board of directors in the San Diego County Superior Court. The court hearing this matter has ruled that the stockholder meeting scheduled for October 28, 2003 will proceed as planned, but the court also scheduled a hearing on October 24, 2003 at which it will consider a motion to be filed by plaintiffs requesting a temporary restraining order enjoining the merger. JNI believes the lawsuit and the request for the temporary restraining order are without merit and intends to defend the case vigorously.

About JNI Corporation

        JNI Corporation is one of the leading manufacturers of connectivity products for the enterprise data center and the leading provider of Fibre Channel-based host bus adapters (HBAs) for Solaris servers. JNI offers a broad line of Fibre Channel HBAs, InfiniBand Host Channel Adapters, storage ASICs and software. The products operate on Solaris, Windows 2000, Windows NT, HP-UX, AIX, and Linux systems. JNI customers, distributors and strategic partners include Acal FCS, Arrow Electronics, Bell Microproducts, Brocade, Chaparral, Crossroads, EMC, Eurologic, HP, Hitachi Data Systems, IBM, Info X, LSI Logic, McDATA, Mellanox, Nishan Systems, StorageTek, Sun Microsystems, TidalWire and Veritas. Company headquarters are in San Diego, with offices throughout the U.S., Europe and Asia. www.jni.com. JNI—enterprising solutions™

—tables below—

Additional Information

        In connection with the merger, on September 23, 2003 JNI filed a definitive proxy statement concerning the transaction with the Securities and Exchange Commission (SEC). STOCKHOLDERS OF JNI ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BECAUSE THEY CONTAIN IMPORTANT INFORMATION REGARDING THE PROPOSED TRANSACTION. Investors and security holders can obtain free copies of the proxy statement and other documents by contacting Investor Relations, JNI Corporation, 10945 Vista Sorrento Parkway, San Diego, CA 92130 (Telephone: (858) 523-7000). In addition, documents filed with the SEC by JNI are available free of charge at the SEC's website at http://www.sec.gov.

        JNI and its executive officers and directors may be deemed to be participants in the solicitation of proxies from the stockholders of JNI in favor of the acquisition. Information about the executive officers and directors of JNI is set forth in the definitive proxy statement of JNI filed on September 23, 2003 with respect to the special meeting of stockholders scheduled for October 28, 2003 at which the JNI stockholders will consider a proposal to approve the merger with AMCC. Certain directors and executive officers of JNI may have direct or indirect interests in the merger due to securities holdings, pre-existing or future indemnification arrangements, vesting of options, or rights to severance payments if their employment is terminated following the merger.

Forward-looking Statements

        This news release contains forward-looking statements, including statements regarding the anticipated timing of closing. Readers are cautioned that these forward-looking statements are predictions based only on current information and expectations that are inherently subject to change and future events or results may differ materially. Readers are referred to the documents filed by JNI with the SEC, specifically the most recent reports on Form 10-K and 10-Q, which identify important risk factors that could cause actual results to differ from those contained in these forward-looking statements. Moreover, this acquisition may not close on a timely basis or at all, due to failure to satisfy closing conditions or otherwise. The information in this release is current as of the date of this release, but may not remain accurate as of any future date. JNI does not undertake any duty to update the information provided in this release, except as otherwise required by law.

        JNI, the JNI logo, FibreStar and "enterprising solutions" are trademarks or registered trademarks of JNI Corporation. Sun, Sun Microsystems, the Sun Logo, Solaris, Sun StorEdge and "The Network is The Computer" are trademarks or registered trademarks of Sun Microsystems, Inc. in the United States and other countries. All other trademarks are the property of their respective holders.

# # #

JNI Corporation
Condensed Balance Sheet
September 30, 2003 and December 31, 2002
(in thousands)

	Balance at 9/30/2003	Balance at 12/31/2002
ASSETS:
Cash and investments	$86,536	$102,680
Accounts receivable, net	2,988	3,715
Inventories	2,461	3,874
Property and equipment, net	7,932	8,980
Licensed technology	258	600
Equity investment	642	600
Other assets	1,892	1,632

	$102,709	$122,081

LIABILITIES & EQUITY:
Accounts payable and accrued liabilities	$12,555	$13,885
Deferred revenue	1,262	1,709
Other long-term liabilities	171	368
Total stockholders' equity	88,721	106,119

	$102,709	$122,081

JNI Corporation
Condensed Statement of Operations
Three Months and Nine Months Ended September 30, 2003 and 2002
(in thousands, except per share amounts)

	3 months ended 9/30/2003		3 months ended 9/30/2002		9 months ended 9/30/2003		9 months ended 9/30/2002
Net revenues		$6,012		$7,107		$19,949		$29,944
Cost of revenues		3,003 (1)		3,951		8,902		15,804

Gross profit		3,009		3,156		11,047		14,140

Operating expenses:
Research and development		5,732		4,938		16,532		16,085
Selling and marketing		2,106		2,854		7,314		9,417
General and administrative		3,535		2,017		7,733		6,240
Lease impairment charge		150		—		150		3,172
Amortization of stock-based compensation		—		41		—		133

Total operating expenses		11,523		9,850		31,729		35,047
Operating income (loss)		(8,514)		(6,694)		(20,682)		(20,907)
Interest income		264		734		1,065		2,272
Other income (expense), net		(256)		(2)		(259)		(178)

Income (loss) before income taxes		(8,506)		(5,962)		(19,876)		(18,813)
Income tax provision (benefit)		—		—		—		—

Net income (loss)		$(8,506)		$(5,962)		$(19,876)		$(18,813)

Net income (loss) per share:
Basic	-$	0.31	-$	0.22	-$	0.74	-$	0.71
Diluted	-$	0.31	-$	0.22	-$	0.74	-$	0.71
Number of shares used in per share computations:
Basic		27,148		26,513		26,834		26,561
Diluted		27,148		26,513		26,834		26,561

(1)
Includes $230,000 write-down of licensed technology and $186,000 excess inventory charge.

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JNI Corporation Reports Financial Results for Third Quarter 2003